UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 31, 2018

Catasys, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31932	88-0464853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11601 Wilshire Blvd, Suite 1100 Los Angeles, California	90025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 444-4300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into Material Definitive Agreement.

As previously disclosed, on June 14, 2018, Catasys, Inc. (the “Company”) entered into a venture loan and security agreement (the “Loan Agreement”) with Horizon Technology Finance Corporation (“Horizon”), which provided for up to $7.5 million in loans to the Borrowers, including initial loans in the amount of $5.0 million funded upon signing of the Loan Agreement and an additional $2.5 million loan, subject to the Company’s achievement of trailing three month billings exceeding $5 million on or prior to November 30, 2018. Terms used but not defined herein have the meaning given them in the Loan Agreement.

On August 31, 2018, the Company incurred the additional $2.5 million loan as a result of the Company’s achievement of trailing three month billings exceeding $5 million on or prior to November 30, 2018.

Any description of the Loan Agreement or the provisions thereof is qualified in its entirety by reference to the complete copy of such agreement as filed with the SEC as Exhibit 10.2 to the Company's Current Report on Form 8-K filed with the SEC on June 15, 2018, which is incorporated herein by reference.

 Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above and referenced under Item 1.01 that relates to the creation of direct financial obligations of the Borrowers is hereby incorporated by reference into this Item 2.03 of this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 7, 2018	CATASYS, INC.

	By:	/s/ Christopher Shirley
	Name:	Christopher Shirley
	Title:	Chief Financial Officer

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